UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 1, 2016, KBS Strategic Opportunity REIT, Inc., through a wholly-owned subsidiary, KBS SOR (BVI) Holdings, Ltd. (“KBS SOR BVI”), commenced the institutional tender of the Debentures (defined below) and has accepted application for 842.5 million Israeli new Shekels. On March 2, 2016, KBS SOR BVI filed a final prospectus with the Israel Securities Authority to increase the size of the proposed offering to an amount of up to 1,000,000,000 Israeli new Shekels of Series A debentures (the “Debentures”) at an annual interest rate not to exceed 4.25%. On March 3, 2016, KBS SOR BVI entered into an underwriting agreement with Poalim I.B.I Underwriting and Issuing Ltd. and Leumi Partners Underwriting (the “Underwriters”) for the sale of the Debentures. Pursuant to the underwriting agreement, KBS SOR BVI will pay the Underwriters an aggregate fee for the management, distribution and underwriting of the Debentures equal to 2.5% of the gross proceeds from the offering and certain other fees and expenses as described in the underwriting agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

1.1	Underwriting Agreement, dated March 3, 2016, by and among KBS SOR (BVI) Holdings, Ltd and Poalim I.B.I Underwriting and Issuing Ltd. and Leumi Partners Underwriting

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: March 3, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary